Exhibit 10.1

SECOND AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS SECOND AMENDMENT TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of August 10, 2023, by and between Energem Corp., a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, on November 18, 2021, the Company consummated its initial public offering of units of the Company (the “Units”), each of which is composed of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share of the Company (such initial public offering hereinafter referred to as the “Offering”);

WHEREAS, $116,150,000 of the gross proceeds of the Offering and sale of the private placement warrants were delivered to the Trustee to be deposited and held in the segregated Trust Account located in the United States for the benefit of the Company and the holders of Ordinary Shares included in the Units issued in the Offering pursuant to the investment management trust agreement made effective as of November 18, 2020, by and between the Company and the Trustee (the “Original Agreement”);

WHEREAS, on November 18, 2022, the Company sought and received the approval of the holders of its Class A Ordinary Shares and holders of its Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”), at an extraordinary general meeting to (i) extend the date before which the Company must complete a business combination from November 18, 2022 to August 18, 2023 (or such earlier date after November 18, 2022 as determined by the Company’s board of directors) (the “First Extension Amendment”) and (ii) extend the date on which the Trustee must liquidate the Trust Account if the Company has not completed its initial business combination from November 18, 2022 to August 18, 2023 (the “First Trust Amendment”);

WHEREAS, on August 10, 2023, the Company sought and received the approval of the holders of its Class A Ordinary Shares and holders of its Class B ordinary shares, at an extraordinary general meeting to (i) extend the date before which the Company must complete a business combination from August 18, 2023 to February 18, 2024 (or such earlier date after August 18, 2023 as determined by the Company’s board of directors) (the “Second Extension Amendment”) and (ii) extend the date on which the Trustee must liquidate the Trust Account if the Company has not completed its initial business combination from August 18, 2023 to February 18, 2024 (or such earlier date after August 18, 2023 as determined by the Company’s board of directors) (the “Second Trust Amendment”);

WHEREAS, holders of a majority of at least two-thirds of the then issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, voting together as a single class, approved both the Second Extension Amendment and the Second Trust Amendment; and

WHEREAS, the parties desire to amend the Original Agreement to, among other things, reflect amendments to the Original Agreement contemplated by the Trust Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Amendment to Trust Agreement. Section 1(i) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“(i) Commence liquidation of the Trust Account only after and promptly following (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer or other authorized officer of the Company and in the case of Exhibit A, acknowledged and agreed to by the Representative, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the date which is the later of (1) February 18, 2024 (or such earlier date after August 18, 2023 as determined by the Company’s board of directors) and (2) such later date as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), shall be distributed to the Public Shareholders of record as of such date. It is acknowledged and agreed that there should be no reduction in the principal amount per share initially deposited in the Trust Account;”.

2.	Amendment to Trust Agreement. Section 6(c) of the Original Agreement is hereby amended and restated in its entirety as follows:

“This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Section 1(i), 1(j) and 1(k) hereof (which sections may not be modified, amended or deleted without the affirmative vote of two thirds (66.67%) of the then outstanding Class A Ordinary Shares and Class B Ordinary Shares, par value $0.0001 per share, of the Company voting together as a single class; provided that no such amendment will affect any Public Shareholder who has otherwise indicated his election to redeem his Class A Ordinary Shares in connection with a shareholder vote sought to amend this Agreement), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee may rely conclusively on the certification from the inspector or elections referenced above and shall be relieved of all liability to any party for executing the proposed amendment in reliance thereon.”

3.	Miscellaneous Provisions.

3.1	Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

3.2	Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

3.3	Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

3.4	Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

3.5	Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

3.6	Entire Agreement. The Original Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

Continental Stock Transfer & Trust Company, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

Energem Corp.

By:	/s/ Swee Guan Hoo
Name:	Swee Guan Hoo
Title:	Chief Executive Officer

[Signature Page to Second Amendment to

Investment Management Trust Agreement]